UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 13, 2009 (January 9, 2009)

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Farmers Capital Bank Corporation (“Farmers Capital”) entered into a Letter Agreement, which incorporates the Securities Purchase Agreement-Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which Farmers Capital sold (i) 30,000 shares of Farmers Capital’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 223,992 shares of Farmers Capital’s common stock, par value $0.125 per share (the “Common Stock”), for an aggregate purchase price of $30 million (the “Purchase Price”) in cash.  The Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will accrue cumulative dividends at a rate of 5% per annum on the liquidation value of $1,000 per share for the first five years, and 9% per annum thereafter.  Such dividends will only be paid when declared by the Board of Directors.  The Series A Preferred Stock is generally non-voting.  The Series A Preferred Stock has no maturity date and may be redeemed by Farmers Capital after three years.  Prior to the end of three years, the Series A Preferred Stock may be redeemed by Farmers Capital only with proceeds from the sale of qualifying equity securities of Farmers Capital (a “Qualified Equity Offering”). The restrictions on redemption are set forth in the Articles of Amendment to the Second Amended and Restated Articles of Incorporation of Farmers Capital (the “Articles of Amendment”), which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $20.09 per share of the Common Stock.  The Warrant is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, Farmers Capital has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued.  Farmers Capital has agreed to register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant.  Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of Farmers Capital receiving aggregate gross proceeds from a Qualified Equity Offering of not less than the Purchase Price and December 31, 2009.

The Purchase Agreement also subjects Farmers Capital to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). In this connection, as a condition to the closing of the transaction, each of Farmers Capital’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior

Executive Officers”), executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or Farmers Capital for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of Farmers Capital acquired through the TARP Capital Purchase Program.   Farmers Capital does not believe any Benefit Plans will require modification from their current terms.

The foregoing is a summary of the Purchase Agreement, the Warrant and the Articles of Amendment, which are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, the ability of Farmers Capital to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a restriction against increasing dividends from the last quarterly cash dividend per share ($0.33) declared on the Common Stock prior to October 14, 2008.  The redemption, purchase or other acquisition of trust preferred securities of Farmers Capital or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series A Preferred Stock to third parties.  The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Articles of Amendment, the ability of Farmers Capital to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that Farmers Capital fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Articles of Amendment described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of Farmers Capital the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of Farmers Capital. “Parity Stock” means any class or series of stock of Farmers Capital the terms of which do not expressly provide that such class or series will rank senior or junior to the Series

A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of Farmers Capital (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).  Other than Common Stock, Farmers Capital does not currently have outstanding any class or series of Junior Stock.  Farmers Capital does not currently have outstanding any class or series of Parity Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Farmers Capital filed the Articles of Amendment with the Kentucky Secretary of State for the purpose of amending its Articles of Incorporation, as amended, to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Articles of Amendment were effective as of January 7, 2009. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The information concerning the Articles of Amendment set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02. The Articles of Amendment are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is included with this report:

Exhibit No.   Exhibit Description

3.1	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Farmers Capital Bank Corporation Designating Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.1           Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2           Warrant for Purchase of Shares of Common Stock

10.1
Letter Agreement, dated January 9, 2009, between Farmers Capital Bank Corporation and the United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant, and Securities Purchase Agreement – Standard Terms attached thereto as Exhibit A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                                                                                FARMERS CAPITAL BANK CORPORATION

Date January 13, 2009	By: /s/ G. Anthony Busseni
G. Anthony Busseni
President and Chief Executive Officer